UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2023

BRIACELL THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

British Columbia	47-1099599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 300 - 235 15th Street West Vancouver, BC V7T 2X1	V7T 2X1
(Address of principal executive offices)	(Zip Code)

(604) 921-1810

(Registrant’s telephone number, including area code)

Commission File No. 001-40101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	BCTX	The Nasdaq Stock Market LLC
Warrants to purchase common shares, no par value	BCTXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2023, BriaCell Therapeutics Corp. (“BriaCell” or the “Company”) entered into an Arrangement Agreement (the “Arrangement Agreement”) with BriaPro Therapeutics Corp., a British Columbia corporation and wholly-owned subsidiary of the Company (“SpinCo”), pursuant to which the Company will spin out certain of its pre-clinical pipeline assets, including Bria-TILsRx™ and protein kinase C delta (PKCδ) inhibitors for multiple indications including cancer (collectively, the “SpinCo Assets”), to SpinCo by way of a court-approved statutory plan of arrangement under Section 288 of the Business Corporations Act (British Columbia) (the “Arrangement”).

Pursuant to the Arrangement Agreement, SpinCo will acquire the entire right and interest in and to the SpinCo Assets in consideration for the issuance by SpinCo to the Company of SpinCo common shares (the “SpinCo Shares”). Under the terms of the Arrangement, for each common share of the Company held immediately prior to closing, shareholders shall receive one (1) common share of SpinCo, and one (1) new common share of the Company having the same terms and characteristics as the existing Company common shares. SpinCo Shares issued to Company shareholders shall, in the aggregate, represent 33.33% ownership of SpinCo Shares upon closing of the Arrangement, with the Company initially retaining a 66.67% ownership interest in SpinCo. Company shareholders who receive SpinCo Shares will ultimately own shares in both the Company and SpinCo. Holders of existing Company warrants shall receive upon exercise of each warrant, for the original exercise price: one (1) Company common share and one (1) SpinCo Share for each Company common share that was issuable upon exercise of the warrant.

Following the Arrangement, the Company’s common shares shall remain listed on the Nasdaq Capital Market (“Nasdaq”) and the Toronto Stock Exchange (the “TSX”), and the Company’s public warrants shall remain listed on Nasdaq. SpinCo shall be an unlisted reporting issuer in Canada.

The board of directors of BriaCell unanimously (a) determined that the Arrangement is in the best interests of BriaCell and fair, from a financial point of view, to shareholders, (b) approved the Arrangement and the Arrangement Agreement, and (c) recommended that shareholders vote in favor of the Arrangement at the special shareholder meeting described below.

In determining to support the Arrangement, the BriaCell board relied in part on the opinion of BDO Canada LLP that the consideration to be received by BriaCell shareholders under the Arrangement is fair, from a financial point of view, to shareholders. It is anticipated that a written fairness opinion, which will describe the assumptions made, factors, and other material background information considered and limitations and qualifications on the review undertaken, will be included in the BriaCell management information circular that will made available to shareholders through BriaCell’s issuer profile on the System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedar.com and the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) website at www.sec.gov.The Arrangement requires approval by the Company’s shareholders at a special meeting of shareholders expected to be held in July 2023. Approval of the Arrangement must be obtained by a special resolution passed by a majority of not less than two-thirds of the votes cast by shareholders who vote in respect of the resolution. The Arrangement must also be approved by the TSX as well as the Supreme Court of British Columbia (the “Court”). An interim order of the Court will be applied for to prescribe certain procedural matters relating to the special meeting of shareholders, followed by an application for a final order to approve the Arrangement after the special meeting of shareholders.

Subject to the satisfaction of all conditions to closing set out in the Arrangement Agreement, it is anticipated that the Arrangement will be completed by August 2023. Conditions to closing include, inter alia, shareholder approval, required court orders and TSX and Nasdaq approvals. The foregoing description of the Arrangement Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Arrangement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 25, 2023, BriaCell issued a press release announcing the execution of the Arrangement Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The Arrangement Agreement is not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates. In particular, the representations and warranties, including the assertions embodied therein, contained in the Arrangement Agreement were made only for the purposes of the Arrangement Agreement as of the specific dates therein, were solely for the benefit of the parties to the Arrangement Agreement and may be subject to limitations agreed upon by the parties to the Arrangement Agreement. Certain representations and warranties in the Arrangement Agreement may be subject to a standard of materiality provided for in the Arrangement Agreement that differs from those applicable to investors and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors should read the Arrangement Agreement together with the other information concerning the Company that the Company publicly files in reports and statements with the SEC.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit	Description
10.1	Arrangement Agreement dated May 24, 2023
99.1	Press release dated May 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIACELL THERAPEUTICS CORP.

/s/ William V. Williams
May 31, 2023	William V. Williams President and Chief Executive Officer